UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2008

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On January 31, 2008, Sunrise Senior Living, Inc. (“Sunrise” or the “Company”) entered into an amendment of its $250 million bank credit facility with Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, Wachovia Bank, National Association, LaSalle Bank National Association, HSBC Bank USA, N.A., Manufacturers and Traders Trust Company, PNC Bank, National Association, Chevy Chase Bank, F.S.B., Farmers & Mechanics Bank and First Horizon Bank, that matures on December 2, 2009. The amendment, among other things, provides for the following:

•
waiver of delivery by the Company of (i) all 2006 quarterly financial statements and financial statements for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 and the related compliance certificates, and (ii) the internally prepared financial statements for the fiscal quarter ended September 30, 2007 and related preliminary compliance certificate;

•	modification to March 17, 2008 of the delivery dates for the 2006 annual financial statements and the related compliance certificate;

•	modification to June 30, 2008 of the delivery dates for the 2007 annual financial statements and the related compliance certificate;

•	modification to July 20, 2008 of the delivery dates for the financial statements for the fiscal quarter ended March 31, 2008 and the related compliance certificate;

•
requirement that the Company deliver on or before March 17, 2008 an internally prepared draft balance sheet and income statement for the 2007 fiscal year and related preliminary compliance certificate;

•
requirement that the Company deliver on or before May 31, 2008 an internally prepared draft balance sheet and income statement for the fiscal quarter ended March 31, 2008 and the related preliminary compliance certificate for financial covenants;

•	requirement that the Company deliver on March 10, 2008 a formal report on the status of completion and filing by March 17, 2008 of the 2006 annual financial statements; and

•	requires that the Company deliver within forty-five (45) days after the end of each month, an internally prepared monthly report showing certain specified operating data.

The amendment also provides that, effective February 20, 2008, the aggregate amount outstanding under the credit facility shall not exceed $160 million until such time as the administrative agent acknowledges the receipt of the 2006 and 2007 annual financial statements, at which time the maximum amount permitted to be outstanding under the credit facility shall again be $250 million. The Company will continue to owe and pay fees on the unused amount available under the credit facility, as provided by the credit agreement, as if the maximum outstanding amount were $250 million. In addition, effective as of February 1, 2008 until the end of the interest period in which the administrative agent acknowledges in writing receipt of the 2006 and 2007 annual financial statements, the LIBOR rate loans margin will be 275 basis points and the base rate loan margin will be 125 basis points. The Company had an outstanding balance of $100 million in borrowing and $71.7 million of letters of credit outstanding under the credit agreement as of January 31, 2008. The Company has availability of $78.3 million under the credit facility until February 20, 2008.

The Company contemplates that, prior to February 20, 2008, Sunrise Senior Living Insurance. Inc., Sunrise’s wholly owned insurance captive, will replace certain letters of credit that are currently issued under the credit facility. Once these new arrangements are in place, the Company will have approximately $42.7 million of additional availability under the credit facility. The Company believes that this availability is sufficient to address the Company’s current liquidity requirements.

Any failure by the Company to furnish the administrative agent with the financial information required to be furnished under the credit agreement within the timeframes set forth in the amendment will automatically constitute an event of default under the credit agreement. In the event of such an event of default, the lenders may exercise their rights to accelerate the payment of all amounts then outstanding under the credit agreement and require the Company to replace or provide cash collateral for the outstanding letters of credit, or pursue further modifications with respect to the credit facility.

The Company paid the lenders an aggregate fee of $625,000 for entering into the amendment.

From time to time, the Company has had customary commercial banking relationships with certain of the lenders, including other commercial lending and banking arrangements. In addition, the Company has engaged and may in the future engage, from time to time, one or more of the lenders or their affiliates to provide investment banking and other advisory and financial services to the Company.

Certain matters discussed in this Form 8-K may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Sunrise believes the expectations reflected in such forward- looking statements are based on reasonable assumptions, there can be no assurances that its expectations will be realized. Sunrise's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, completion of the Company's restatement of its historical financial statements; the length of time needed for Sunrise to complete the restatement and for Ernst & Young LLP to complete its audit procedures for any reason, including the detection of new errors or adjustments; the time required for the Special Independent Committee to complete its work on remedial measures pertaining to internal controls and processes over financial reporting that it may determine to be warranted, the time required for the Company to prepare and file its 2006 Form 10-K, 2007 Form 10-K, Form 10-Q for the quarter ending March 31, 2008 and Form 10-Qs for the first three quarters of 2007 and for Ernst & Young to complete its work on its audits of the 2006 and 2007 financial statements and its reviews of the Form 10-Qs; the outcome of the SEC's investigation; the outcomes of pending putative class action and derivative litigation; the outcome of the lawsuit filed by the Company's former CFO; the outcome of the Trinity OIG investigation and qui tam proceeding; the outcome of the IRS audit of the Company's tax returns for the tax years ended December 31, 2005 and 2006 and employment tax returns for 2004, 2005 and 2006; the outcome of the exploration of strategic alternatives; the delisting of the Company's stock from the NYSE in the event the Company does not file its 2006 Form 10-K prior to the expiration of its NYSE trading extension; the Company's ability to comply with the terms of the amendment of its bank credit facility or to obtain a further extension of the period for providing the lenders with required financial information; development and construction risks; acquisition risks; licensing risks; business conditions; competition; changes in interest rates; the Company's ability to manage its expenses; market factors that could affect the value of the Company's properties; the risks of downturns in general economic conditions; availability of financing for development and acquisitions; and other risks detailed in the Company's latest annual report on Form 10-K filed with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)

Date: February 1, 2008	By:	/s/ Richard J. Nadeau
Richard J. Nadeau Chief Financial Officer